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                                                                    EX-99.b.1(b)

               AMENDMENT TO THE BY-LAWS OF UBS RELATIONSHIP FUNDS


     The undersigned Trustees of UBS Relationship Funds (the "Trust") hereby agree to amend the Trust's By-Laws, dated August 22, 1994 (the "By-Laws") as set forth below, in accordance with Article VII, Section 7.1 of the By-Laws.

     1.   ARTICLE I, SECTION 1.3

               Article I, Section 1.3 of the By-Laws is hereby amended by deleting the section in its entirety and replacing it with the following:

                    "Section 1.3 PROXIES; VOTING. Every Holder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Holder and filed with the secretary of the Trust; PROVIDED, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 1.3, and as further provided in
                    Section 9.4 of the Declaration. A proxy shall be deemed executed if the Holder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Holder or the Holder's attorney-in-fact. An attorney-in-fact relationship between the Holder and the Holder's attorney-in-fact may be created by any electronic, telegraphic, telephonic, computerized, telecommunications or other reasonable alternative means. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Holder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the secretary of the Trust prior to the exercise of the proxy or by the Holder's attendance and vote in person at the meeting; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the execution of the proxy unless otherwise expressly provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

                    With respect to any Holders' meeting, the Board, or, in case the Board does not act, the president, any vice president or the secretary, may permit proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to Units held in the name of two or more persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the

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                    secretary of the Trust receives a specific written notice to the contrary from any one of them."

     2. All other provisions of the By-Laws shall remain in full force and effect.

     IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amendment to the By-Laws of Trust as of the 25th day of April, 2002.



                                         /s/ Walter E. Auch
                                         -------------------------------------
                                         Walter E. Auch
                                         Trustee of UBS Relationship Funds
                                         209 South LaSalle Street
                                         Chicago, IL   60604



                                         /s/ Frank K. Reilly
                                         -------------------------------------
                                         Frank K. Reilly
                                         Trustee of UBS Relationship Funds
                                         209 South LaSalle Street
                                         Chicago, IL   60604



                                         /s/ Edward M. Roob
                                         -------------------------------------
                                         Edward M. Roob
                                         Trustee of UBS Relationship Funds
                                         209 South LaSalle Street
                                         Chicago, IL   60604



                                         /s/ Brian M. Storms
                                         -------------------------------------
                                         Brian M. Storms
                                         Trustee of UBS Relationship Funds
                                         209 South LaSalle Street
                                         Chicago, IL   60604



                     THE PLACE OF BUSINESS OF THE TRUST IS:

                            209 South LaSalle Street
                             Chicago, IL 60604-1295